SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Oritani Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Oritani Financial Corp.
370 Pascack Road
Township of Washington, New Jersey 07676

October 15, 2008

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Oritani Financial Corp. Our Annual Meeting will be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on November 21, 2008 at 9:00 a.m. local time.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting, which includes a report on the operations of the Company. Directors and officers of the Company will be present to answer any questions that you and other stockholders may have. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of two directors, the approval of the Executive Officer Annual Incentive Plan and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009. The Board of Directors unanimously recommends a vote “FOR” each of these matters.

On behalf of the Board, please indicate your vote by using the enclosed proxy card or by voting by telephone or Internet, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.

Sincerely,

/s/ Kevin J. Lynch
Kevin J. Lynch
Chairman of the Board, President and Chief Executive Officer

Oritani Financial Corp.
370 Pascack Road
Township of Washington, New Jersey 07676
(201) 664-5400

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 21, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Oritani Financial Corp. will be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on November 21, 2008 at 9:00 a.m. local time.

A proxy statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of two directors;
2.	the approval of the Executive Officer Annual Incentive Plan;
3.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009; and
4.	to transact such other business as may properly come before the Annual Meeting, and any adjournments or postponement thereof.

The Board is not aware of any other such business. Any action may be taken on the foregoing proposals at the Annual Meeting, including all adjournments thereof. Stockholders of record at the close of business on October 6, 2008 are the stockholders entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available at 370 Pascack Road, Township of Washington, New Jersey 07676 for a period of twenty days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

By Order of the Board of Directors
Oritani Financial Corp.

/s/ Philip M. Wyks
Township of Washington, New Jersey	Philip M. Wyks
October 15, 2008	Corporate Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS WHOSE SHARES ARE HELD IN REGISTERED FORM HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. STOCKHOLDERS WHOSE SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER HOLDER OF RECORD MUST VOTE IN THE MANNER DIRECTED BY SUCH HOLDER. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY STOCKHOLDER OF RECORD PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM THE STOCKHOLDER OF RECORD TO VOTE IN PERSON AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 21, 2008-THIS PROXY STATEMENT AND ORITANI FINANCIAL CORP.’S 2008 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE AT HTTP://WWW.ORITANI.COM.

TABLE OF CONTENTS

GENERAL INFORMATION	1
The 2008 Annual Meeting of Stockholders	1
Who Can Vote	2
How Many Votes You Have	2
Matters to Be Considered	2
How to Vote	2
Participants in Oritani Financial Corp. Benefit Plans	3
Quorum and Vote Required	3
Revocability of Proxies	3
Solicitation of Proxies	4
Recommendation of the Board of Directors	4
Security Ownership of Certain Beneficial Owners and Management	4
Section 16(a) Beneficial Ownership Reporting Compliance	6
PROPOSAL I - ELECTION OF DIRECTORS	6
Directors and Executive Officers	6
Nominees for Director	6
Continuing Directors	7
Executive Officers of the Bank Who Are Not Also Directors	7
Corporate Governance, Code of Ethics and Business Conduct	8
Director Independence	8
Board Meetings and Committees	9
Compensation and Corporate Governance Committee.	9
Board Nominations	9
Procedures for the Consideration of Board Candidates Submitted by Stockholders	10
Stockholder Communications with the Board	10
Audit Committee Report	11
Transactions with Certain Related Persons	12
The Compensation and Corporate Governance Committee	13
Compensation Discussion and Analysis	13
Executive Officer Compensation	18
Benefit Plans and Arrangements	21
Termination Payments	28
Director Compensation	29
PROPOSAL II - APPROVE AND ADOPT THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN	32
PROPOSAL III - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
Fees Paid to KPMG	34
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public accounting firm	34
Required Vote and Recommendation of the Board	35
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING	35
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING	35
OTHER MATTERS	35
EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN	A-1

i

ORITANI FINANCIAL CORP.

PROXY STATEMENT FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 21, 2008

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to the stockholders of Oritani Financial Corp. (sometimes referred to as the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at the 2008 Annual Meeting of Stockholders. The Annual Meeting will be held on November 21, 2008, at 9:00 a.m., local time, at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675. The term “Annual Meeting,” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated October 15, 2008 and is first being mailed to stockholders on or about October 20, 2008.

The 2008 Annual Meeting of Stockholders

Date, Time and Place	The Annual Meeting of Stockholders will be held on November 21, 2008, at 9:00 a.m., local time, at The Estate at Florentine Gardens located at 97 Rivervale Road, River Vale, New Jersey 07675.

Record Date	October 6, 2008.

Shares Entitled to Vote	39,282,162 shares of Oritani Financial Corp. common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting
To consider and vote on the election of two directors, the approval of the Executive Officer Annual Incentive Plan and the ratification of the appointment of KPMG LLP as Oritani Financial Corp.’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

Vote Required
Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The approval of the Executive Officer Annual Incentive Plan will be determined by a majority of the votes cast, without regard to broker non-votes, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm will be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” All such votes will include the vote of Oritani Financial Corp., MHC (the “Mutual Holding Company”), which owns 70.2% of the Company’s outstanding shares of common stock.

Your Board of Directors Recommends A Vote in Favor of The Proposals
Your Board of Directors unanimously recommends that stockholders vote “FOR” the election of each nominee listed in this Proxy Statement, “FOR” the approval of the Executive Officer Annual Incentive Plan and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

Oritani Financial Corp.
Oritani Financial Corp., a federally chartered corporation, is the holding company for Oritani Bank, an FDIC-insured, New Jersey-chartered savings bank that operates from its main office and 18 full-service banking offices in northern New Jersey. At June 30, 2008, Oritani Financial Corp. had $1.44 billion in total assets. Our principal executive offices are located at 370 Pascack Road, Township of Washington, New Jersey 07676, and our telephone number is (201) 664-5400.

Oritani Financial Corp. completed its initial public stock offering on January 23, 2007, selling 12,165,649 shares, or 30.0% of its outstanding common stock, including 1,589,644 shares purchased by the Oritani Bank Employee Stock Ownership Plan. Additionally, the Company contributed $1.0 million in cash and issued 811,037 shares of its common stock, or 2.0% of its outstanding shares, to the OritaniBank Charitable Foundation. Oritani Financial Corp., MHC, a federally chartered mutual holding company, holds 27,575,476 shares, or 70.2%, of the Company’s issued and outstanding shares of common stock.

Who Can Vote

The Board of Directors has fixed October 6, 2008 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Oritani Financial Corp. common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On October 6, 2008, 39,282,162 shares of Oritani Financial Corp. common stock were outstanding and held by approximately 1,473 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Oritani Financial Corp. common stock is necessary to constitute a quorum at the Annual Meeting. The presence by proxy of the Mutual Holding Company’s shares of common stock will assure a quorum is present at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Oritani Financial Corp. common stock outstanding on October 6, 2008 will be entitled to one vote for each share held of record. However, Oritani Financial Corp.’s charter provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of common stock of Oritani Financial Corp. (other than the Mutual Holding Company) are not entitled to any vote with respect to the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate, as well as by any person acting in concert with such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to vote on the election of two directors, to approve the Executive Officer Annual Incentive Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Annual Meeting. Oritani Financial Corp. could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting and voting in person. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the two director nominees named in this Proxy Statement, “FOR” the approval of the Executive Officer Annual Incentive Plan and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Annual Meeting. Examples of such documentation include a broker's statement or letter or other documentation that will confirm your ownership of shares of Oritani Financial Corp. common stock. If you want to vote your shares of Oritani Financial Corp. common stock that are held in street name in person at the Annual Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Proxy Card in their best judgment.

Participants in Oritani Financial Corp. Benefit Plans

If you are a participant in the Oritani Bank Employee Stock Ownership Plan or another benefit plan through which you own shares of Oritani Financial Corp. common stock, you will have received with this Proxy Statement voting instruction forms with respect to shares you may vote under the plans. Although the trustee or administrator votes all shares held by the plan, each participant may direct the trustee or administrator how to vote the shares of Oritani Financial Corp. common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Oritani Financial Corp. common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld.” The approval of the Executive Officer Annual Incentive Plan and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm will be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

The Mutual Holding Company intends to vote in favor of the director nominees, in favor of the approval of the Executive Officer Annual Incentive Plan and in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Oritani Financial Corp. prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Oritani Financial Corp.
370 Pascack Road
Township of Washington, New Jersey 07676
Attention:  Philip M. Wyks, Corporate Secretary

If your shares are held in street name, your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Oritani Financial Corp. will bear the entire cost of soliciting proxies from you. In addition to the solicitation of proxies by mail, Oritani Financial Corp. will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Oritani Financial Corp. common stock and secure their voting instructions. Oritani Financial Corp. will reimburse such holders of record for their reasonable expenses in taking those actions. If necessary, Oritani Financial Corp. may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” the approval of the Executive Officer Annual Incentive Plan and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”). The following table sets forth, as of October 6, 2008, certain information regarding persons who beneficially owned more than five percent of the Company’s issued and outstanding shares of Common Stock:

Principal Stockholder

Name and Address of Beneficial Owners	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding(1)

Oritani Financial Corp., MHC 370 Pascack Road Township of Washington, New Jersey 07676	27,575,476	(2)	70.2%

(1)	Based on 39,282,162 shares of Oritani Financial Corp. common stock outstanding on October 6, 2008.
(2)
Based on a Schedule 13G filed by Oritani Financial Corp., MHC with the SEC on January 24, 2007. The Board of Directors of Oritani Financial Corp., MHC consists of those persons who serve on the Board of Directors of Oritani Financial Corp.

Management

The following table sets forth information about the shares of Oritani Financial Corp. common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of October 6, 2008.

Names	Position(s) held in the Company	Shares Owned Directly and Indirectly(1)	Percent of Class

NOMINEES

James J. Doyle, Jr.	Director	80,063	*
John J. Skelly, Jr.	Director	109,713	*

DIRECTORS CONTINUING IN OFFICE
Nicholas Antonaccio	Director	72,150	*
Michael A. DeBernardi	Director, EVP and Chief Operating Officer	122,371	*
Robert S. Hekemian, Jr.	Director	101,904	*
Kevin J. Lynch	Chairman, President and Chief Executive Officer	267,326	*

NAMED EXECUTIVES OFFICERS WHO ARE NOT DIRECTORS

John M. Fields, Jr.	Executive Vice President and Chief Financial Officer	122,633	*
Thomas G. Guinan	Executive Vice President And Chief Commercial Lending Officer	110,715	* *
Philip M. Wyks	Senior Vice President and Corporate Secretary	31,073	*
Leonard Carlucci	Vice President—Senior Commercial Lending Officer	9,555	*

All directors and executive officers as a group (10 persons)		1,027,503	2.61%

*	Less than 1%
(1)
Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported. Totals include unvested stock awards that were granted pursuant to the 2007 Equity Incentive Plan. The totals for Messrs. Lynch, Fields, Guinan and Wyks include 3,243 shares (each) that have been allocated under the Oritani Bank Employee Stock Ownership Plan (“ESOP”). The total for Mr. Carlucci includes 2,555 ESOP shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the fiscal year ended June 30, 2008.

PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of six (6) members and is divided into three classes, with one class of directors elected each year. Two directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors have been elected and shall qualify.

The Board has nominated James J. Doyle, Jr. and John J. Skelly, Jr. for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled “―Directors and Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding the nominees.

It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting FOR the election of the nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Directors and Executive Officers

Following is a summary of the relevant business experience for each of the Company’s directors and executive officers.

Nominees for Director

James J. Doyle, Jr., age 58, is the former President of Chilton Memorial Corporation. From 1991 until 2004, Mr. Doyle was President and Chief Executive Officer of Chilton Memorial Hospital Corporation and a consultant to The Chilton Memorial Hospital’s Foundation Board. He also served as Executive Vice President of Atlantic Health System from 1994 until 1998.

John J. Skelly, Jr., age 68, is the President and Chief Executive Officer of West Side Management, which owns and manages affordable and low-income housing developments throughout New Jersey, New York and Maryland.  Mr. Skelly also served as the Deputy Commissioner of Housing for the City of New York and was a founding Board Member for Habitat for Humanity of Greater Jersey City.

Continuing Directors

Terms to Expire 2009

Michael A. DeBernardi, age 54, served as Lead Director until April 2008 when he was appointed Executive Vice President and Chief Operating Officer of Oritani Bank. Mr. DeBernardi has previously served in executive positions with AT&T Capital Corporation; Newcourt Credit Group; CIT Global Vendor Finance; Aternus Partners, LLC, and US Express Leasing. Mr. DeBernardi is also a trustee of Chilton Memorial Hospital in Pompton Plains, NJ where he serves as Vice-Chairman of the Audit Committee and Co-Chairman of the Strategic Planning Committee.

Robert S. Hekemian, Jr., age 48, has been with the 74-year-old, family-owned Hekemian & Co., Inc. since 1982, becoming President and Chief Operating Officer in 2004. Hekemian & Co. and its affiliates own, manage and develop apartments, shopping centers and mixed-use projects primarily throughout New Jersey, Maryland, Virginia, New York and Pennsylvania, with their portfolio presently totaling over $1.5 billion of real estate.

Terms to Expire 2010

Nicholas Antonaccio, age 61, is President of CMA Enterprises LLC, a financial advisory firm founded by Mr. Antonaccio in 2000. Previously, Mr. Antonaccio was the chief financial officer at a variety of public and private companies, including serving for five years as senior vice president and chief financial officer of Copelco Capital, Inc.

Kevin J. Lynch, age 62, has been the President and Chief Executive Officer of Oritani Bank since 1993 and has served as President and Chief Executive Officer of Oritani Financial Corp. since its creation in 1998. Mr. Lynch is a director of the Federal Home Loan Bank of New York and serves on its Executive, Compensation, and Housing Committees. He is also a director of Pentegra Retirement Services Financial Institutions Retirement Fund, a national provider of full-service retirement programs. Mr. Lynch is a former Chairman of the New Jersey League of Community and Savings Bankers and served as a member of its Board of Governors for several years, and also served on the Board of Directors of Thrift Institutions Community Investment Corp. Mr. Lynch is a member of the Professional Development and Education Committee of the American Bankers Association. He is a member of the American Bar Association and a former member of the Board of Directors of Bergen County Habitat for Humanity.

Executive Officers of the Bank Who Are Not Also Directors

John M. Fields, Jr., age 45, has been employed by the Company since 1999 and currently serves as Executive Vice President and Chief Financial Officer.  He is also responsible for Information Technology, electronic banking and deposit operations, as well as investment and treasury functions.  Prior to 1999, Mr. Fields, Jr. was chief accounting officer and controller at a local publicly-traded financial institution.  Mr. Fields, Jr. is a certified public accountant.

Thomas Guinan, age 44, has been employed by the Company since 2003 and currently serves as Executive Vice President and Chief Lending Officer.  Prior to that, Mr. Guinan served as a senior vice president of commercial lending at a local financial institution.  Mr. Guinan is responsible for overseeing all aspects of the retail and commercial lending operations of the Bank, including originations, portfolio growth and developing strategies to enhance the Banks market share and profitability

Philip M. Wyks, age 54, has been employed by the Company since 1976 and currently serves as Senior Vice President, Secretary and Privacy Officer. Mr. Wyks is also responsible for facilities management. In addition, Mr. Wyks is a director of Thrift Institutions Community Investment Corporation, a subsidiary of the New Jersey League of Community Bankers that assists League members in forming consortia to originate loans on low to moderate income housing loans and initiate economic development projects throughout the State of New Jersey.

Anthony V. Bilotta, Jr., age 48, began employment with the Company in 2008 as Senior Vice President Retail Banking. Prior to that, Mr. Bilotta served as senior vice president of retail banking at a local financial institution. Mr. Bilotta is responsible for all aspects of retail branch banking, sales development, and the Company's marketing program.

Rosanne P. Buscemi, age 56, has been employed by Oritani Bank since 1978 and currently serves served as Senior Vice President-- Chief Compliance Officer. Ms. Buscemi oversees all aspects of compliance, a new training initiative as well as oversight of new branch development and renovations.

Leonard Carlucci, age 44, has been employed by Oritani Bank since 2005 and currently serves as Vice President-Senior Commercial Lending Officer. Prior to 2005, Mr. Carlucci served as a senior commercial lending officer with other local financial institutions.

Paul M. Cordero, age 53, has been employed by Oritani Bank since 1980 and currently serves as Vice President and Chief Residential Lending Officer.

Anne Mooradian, age 47, has been employed by Oritani Bank since 1985 and currently serves as Vice President and Human Resources Officer. Ms. Mooradian has also held branch retail positions at Oritani Bank.

Corporate Governance, Code of Ethics and Business Conduct

Oritani Financial Corp. is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.

The Board has adopted a code of ethics for the principal executive officer, principal financial officer, principal accounting officer and all persons performing similar functions, and corporate governance guidelines for directors. These codes are designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. Both of these documents are available on the Company’s website at www.oritani.com. Amendments to and waivers from the code of ethics and corporate governance guidelines for directors are disclosed on the Company’s website.

Director Independence

The Board has determined that, except as to Mr. Lynch and Mr. DeBernardi, each member of the Board is an “independent director” within the meaning of the Nasdaq corporate governance listing standards and the Company’s corporate governance policies. Mr. Lynch and Mr. DeBernardi are not considered independent as each is an executive officer of the Company.

In addition, the Board of Directors has appointed Mr. Antonaccio as Lead Director. In this capacity, Mr. Antonaccio chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Antonaccio also acts as liaison between the Chairman and the independent directors.

During fiscal 2008, each of Directors John J. Skelly, Jr., James J. Doyle, Jr. and Kevin J. Lynch had residential mortgage loans with Oritani Bank. Additionally, Oritani Bank had loans outstanding to entities in which Directors Hekemian and Skelly had an ownership interest in the amounts of $25.1 million and $6.6 million, respectively. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public.  Oritani Financial Corp. also utilizes the property management services of Hekemian & Co., Inc. to manage three properties owned by its subsidiaries. Director Hekemian has a partial ownership interest in Hekemian & Co., Inc. During the fiscal year ended June 30, 2008, Oritani Financial Corp., through its subsidiaries, paid $114,720 to Hekemian & Co., Inc. for these management services. In addition, during the year ended June 30, 2008, Oritani Bank made rent payments for its Cliffside Park branch totaling $88,080 to the landlord, Willet & Co. Director Hekemian has a partial ownership interest in Willet & Co. Oritani Financial Corp., through a subsidiary, also uses the property management services of West Side Management. Director Skelly has a partial ownership interest in West Side Management. During the fiscal year ended June 30, 2008, Oritani Financial Corp., through its subsidiary paid $4,000 to West Side Management for property management services. The terms of these agreements were determined in the ordinary course of business and were made on substantially the same terms by us as could have been made with unaffiliated parties.

Board Meetings and Committees

The Board of Directors of Oritani Financial Corp. and Oritani Bank met 16 times during the fiscal year ended June 30, 2008. All directors attended all Board and Committee meetings during fiscal 2008, including Board and committee meetings of Oritani Bank. Executive sessions of the independent directors are regularly scheduled. Although not required, attendance of Board members at the Annual Meeting of Stockholders is encouraged. Each of the Company’s directors attended the Company’s 2007 Annual Meeting of Stockholders.

The Company and Oritani Bank have four standing Board committees: Compensation and Corporate Governance Committee; Audit Committee; Loan Committee; and CRA and Compliance Committee.

Compensation and Corporate Governance Committee.

The Compensation and Corporate Governance Committee, currently consisting of Messrs. Doyle (Chair), Antonaccio, Hekemian and Skelly, is responsible for human resources policies, salaries and benefits, incentive compensation, executive development and management succession planning. The committee also is responsible for identifying individuals qualified to become board members and recommending a group of nominees for election as directors at each annual meeting of stockholders, ensuring that the board and its committees have the benefit of qualified and experienced independent directors, and developing a set of corporate governance policies and procedures. Each member of the Compensation and Corporate Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. Our Compensation and Corporate Governance Committee operates under a written charter, which is available at our website at www.oritani.com. The Compensation and Corporate Governance Committee met 2 times during fiscal year 2008.

Board Nominations

The Compensation and Corporate Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Compensation and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Compensation and Corporate Governance Committee would solicit suggestions for director candidates from all Board members and may consider candidates submitted by stockholders. In addition, the Compensation and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Compensation and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

•	has experiences and achievements that have given him/her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his/her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Compensation and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” in accordance with the listing standards of the NASDAQ Stock Market, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an “audit committee financial expert.” Additionally, under the Bylaws, a person is not qualified to serve as a director if he or she has been subject to certain regulatory or legal actions.

Procedures for the Consideration of Board Candidates Submitted by Stockholders

  The Compensation and Corporate Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Chair of the Nominating and Corporate Governance Committee, at Oritani Financial Corp., 370 Pascack Road, Township of Washington, New Jersey 07676. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Compensation and Corporate Governance Committee;

•	the qualifications of the candidate and why this candidate is being proposed;

•
the name and address of the nominating stockholder as he/she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the nominated candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must also comply with the procedural and informational requirements described in “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder Communications with the Board

A stockholder of the Company who wants to communicate with the Board or with any individual director can write to the Chair of the Compensation and Corporate Governance Committee at Oritani Financial Corp., 370 Pascack Road, Township of Washington, New Jersey 07676. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:

•	Forward the communication to the director(s) to whom it is addressed;

•	Handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chair of the Compensation and Corporate Governance Committee shall present a summary of all communications received since the last meeting and make those communications available to the directors upon request.

Audit Committee

The Audit Committee, currently consisting of Messrs. Antonaccio (Chair), Doyle, Hekemian and Skelly, is responsible for providing oversight relating to our financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the board. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market and under Securities and Exchange Commission Rule 10A-3. The Board of Directors believes that Mr. Antonaccio qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. The Audit Committee met 14 times in fiscal year 2008.

Our Audit Committee operates under a written charter, which is available at our website at www.oritani.com. The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining , evaluating and removing the Company’s independent registered public accounting firm to audit the annual financial statements;

•
in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Oritani Financial Corp.’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with any governmental body; and

•	review and pre-approve engagements for audit and non-audit services by the independent registered public accounting firm.

The Audit Committee reports to the Board of Directors on its activities and findings.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Oritani Financial Corp. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2008;

•
met with the Company’s CEO, CFO, internal auditors and the independent registered public accounting firm, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•
received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm its independence from the Company; and

•	pre-approved all audit, audit related and other services to be provided by the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and be filed with the SEC. In addition, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009. Although not required, this appointment is being presented for stockholder ratification at the Annual Meeting of Stockholders.

The Audit Committee

Nicholas Antonaccio (Chair)	Robert S. Hekemian, Jr.
James J. Doyle, Jr.	John J. Skelly, Jr.

Transactions with Certain Related Persons

Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, applicable regulations permit executive officers and directors to receive the same terms through loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Oritani Bank makes loans to its directors, officers and employees on the same rates and terms it offers to the general public.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Oritani Bank. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and officers are made in conformity with the Federal Reserve Act and Regulation O.

The aggregate amount of our loans to our executive officers and directors, and their related entities, was $34.8 million at June 30, 2008. These loans were performing according to their original terms at June 30, 2008. See “Director Independence” for additional disclosure concerning transactions between certain directors and Oritani Financial Corp. or Oritani Bank.

Executive Compensation

Compensation and Corporate Governance Committee Interlocks and Insider Participation

Our Compensation and Corporate Governance Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation and Corporate Governance Committee consists of Directors Doyle (Chair), Antonaccio, Hekemian and Skelly. None of these individuals was an officer or employee of Oritani Financial Corp. or Oritani Bank during the fiscal year ended June 30, 2008, or is a former officer of Oritani Financial Corp. or Oritani Bank.

During the fiscal year ended June 30, 2008, (i) no executive of Oritani Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Corporate Governance Committee of Oritani Financial Corp.; (ii) no executive officer of Oritani Financial Corp. served as a director of another entity, one of whose executive officers served on the Compensation and Corporate Governance Committee of Oritani Financial Corp.; and (iii) no executive officer of Oritani Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Oritani Financial Corp.

Compensation and Corporate Governance Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation and Corporate Governance Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Oritani Financial Corp. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation and Corporate Governance Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Corporate Governance Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation and Corporate Governance Committee

James J. Doyle (Chair)	Robert S. Hekemian
Nicholas Antonaccio	John J. Skelly, Jr.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The goal of the Executive Compensation Program is to enable the Company to attract, develop, and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its stockholders. The Company’s compensation philosophy is to provide competitive compensation opportunities that are aligned with its financial performance and the generation of value for stockholders through stock-price appreciation. The Company’s focus is on retaining and motivating key executives, maintaining profitability, asset quality and loan growth, while aggressively controlling expenses.

The Company did not have stock issued to the public prior to its initial public offering which was consummated in 2007. In connection with the initial public offering, Oritani Bank established an employee stock ownership plan that purchased in the offering 3.92% of the total shares issued in the offering (including shares issued to Oritani Financial Corp., MHC and to the OritaniBank Charitable Foundation) for the benefit of employees of Oritani Bank. At a special meeting of stockholders in April 2008, the Company’s stockholders approved the Company’s 2007 Equity Incentive Plan which authorizes the issuance of up to 2,781,878 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. The Equity Plan provides officers, employees and directors of the Company and Oritani Bank with additional incentives to promote the growth and performance of the Company.

The Compensation and Corporate Governance Committee assists the Board of Directors in discharging its responsibilities regarding the Company’s compensation and benefit plans and practices. Authority granted to the Compensation and Corporate Governance Committee is established in its charter, which is available on the Company’s website at www.oritani.com. The Compensation and Corporate Governance Committee meets as necessary. It considers the expectations of the named executive officers with respect to their compensation, their recommendations with respect to the compensation of our junior executive officers and their recommendations with respect to director compensation, as well as survey data and recommendations of advisors. Named executive officers compensation matters are also presented for discussion at meetings of the full Board of Directors.

Use of Outside Advisors and Survey Data

The Compensation and Corporate Governance Committee uses industry survey data from three independent sources and has recently engaged a consulting firm to assist it in performing its duties, including conducting a competitive review of executive officer compensation levels and practices. The Compensation and Corporate Governance Committee communicates directly with, and receives certain reports directly from, its consultant, and relies on survey data as well as other data it receives directly from other sources to formulate an understanding of market practices and trends and recommended compensation strategies. The Committee compared base pay and incentive compensation pay level for each of the named executive officers with those of executives officers of banks and thrifts in peer groups of similar asset size and business mix. The Committee also considered the relative business models, loan growth, asset quality, and profitability of the banks and thrifts in the peer groups. The Committee also considers the performance of the Company as measured against its budget as well as the performance and individual contributions of each of the named executive officers and their relative contribution to the operating results of the Company.

Corporate Income Tax Considerations

Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual limit, per executive officer, on a company’s federal tax deduction for certain types of compensation paid to executive officers. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance-based compensation. It has been the Compensation and Corporate Governance Committee’s practice to structure the compensation and benefit programs offered to the named executive officers in order to maximize the tax deductibility of amounts paid. However, in structuring the compensation programs and in reaching compensation decisions, the Compensation and Corporate Governance Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Compensation and Corporate Governance Committee may decide to authorize compensation payments, all or part of which would be nondeductible for federal tax purposes.

Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Sections 280G of the Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which includes the named executive officers) exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one time the individual’s base amount.

Severance payments to the named executive officers pursuant to the Employment Agreement are subject to reduction in order to avoid an excess parachute payment under Section 280G of the Code.

Accounting Considerations

The Compensation and Corporate Governance Committee is informed of the financial statement implications of the elements of the named executive officers’ compensation. However, the probable contribution of a compensation element to the objectives of the Company’s named executive officers compensation program and its projected economic cost, which may or may not be reflected on the Company’s financial statements, are the primary determining factors of the named executive officers’ compensation decisions.

Elements Of The Compensation Package

The Company’s 2008 compensation program for named executive officers consisted of base salary, annual cash incentives, equity incentive awards (such as stock options and restricted stock awards), a comprehensive benefits package and perquisites.

Base Salary. Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate. The Company desires to compensate executives fairly. During the fiscal year ended June 30, 2008 the Compensation and Corporate Governance Committee considered prevailing market conditions and determined with the input and support of the officers involved to make certain salary adjustments as indicated below. These decisions resulted from a competitive base salary review produced by the Compensation and Corporate Governance Committee, which included data from three independent surveys. The Committee viewed this information as a broad database of the Company’s peers with detailed information on Base Salary and Incentive Compensation. The following table sets forth the base salary increases for the named executive officers approved by the Committee during fiscal year 2008.

Base Salary History at June 30, 2008

	Prior Base Salary	Increase Date	Increase		% New Base Salary
Kevin Lynch	$500,000	n/a	$	−	n/a	$500,000
John Fields	$189,000	10/29/07		$11,000	5.8%	$200,000
Thomas Guinan	$168,000	10/29/07		$32,000	19.1%	$200,000
Philip Wyks	$189,000	n/a	$	−	n/a	$189,000
Leonard Carlucci	$135,000	10/29/07		$7,420	5.5%	$142,420

Annual Cash Incentives.

Annual cash incentive opportunities are provided to the named executive officers as an incentive to achieve annual goals and objectives. The Compensation and Corporate Governance Committee determines each named executive officer’s bonus, if any, based on a retrospective review of a variety of corporate performance factors and each individual’s contribution to the Company, taking in to account the operating environment existing during the year. This review is in addition to the Company’s actual performance against its operating budget, which is adopted at the beginning of the year along with strategic objectives and projects to be accomplished during the year.

The payments for Messrs Lynch, Fields, and Wyks were based on the achievement of certain goals on a Bank-wide basis as well as individual performance goals. Bank-wide goals included financial performance of the Company on an ROE and ROA basis as compared to peer groups, loan portfolio growth, delinquency levels, completion of the Company’s initial public offering, staffing changes, facility renovations, and dispositions of surplus property on favorable terms. All the Bank-wide goals were attained.

The payments for Messrs Guinan and Carlucci were based on individual performance goals which included loan originations, portfolio growth, delinquency levels, and staffing. Their individual performance goals were attained.

The payments are made based on the individual’s relative performance in achieving the applicable goals. The following cash incentives were made in fiscal 2008.

Executive Officer	Cash Incentive

Kevin Lynch	$250,000
John Fields	$56,700
Thomas Guinan	$58,800
Philip Wyks	$47,250
Leonard Carlucci	$40,650

The Compensation and Corporate Governance Committee approved awards totaling $453,400 to the Company’s named executive officers during the fiscal year ended June 30, 2008.

Equity Incentives.

Other than the employee stock ownership plan that was adopted in connection with the Company’s initial stock offering and the 2007 Equity Incentive Plan (the “Equity Plan”) approved by stockholders at a special meeting of stockholders on April 22, 2008, the Company does not currently have any long-term incentive compensation programs.

The Equity Plan provides that individuals may receive awards of common stock and grants of options to purchase common stock. The Compensation and Corporate Governance Committee believes that officer stock ownership provides a significant incentive in building stockholder value by compensation increases as Oritani Financial Corp’s common stock appreciates in value. In addition, stock option grants and stock awards vest over five years, thereby aiding retention.

On May 5, 2008 the Compensation and Corporate Governance Committee of the Board of Directors granted stock options and restricted stock awards to the executive officers of the Company listed below.

Executive Officer	Number of Options	Number of Shares of Restricted Stock

Kevin Lynch	397,411	198,706
John Fields	178,835	95,379
Thomas Guinan	178,835	95,379
Philip Wyks	26,494	15,000
Leonard Carlucci	19,871	6,000

The grants were made in accordance with the terms of the Equity Plan. The Compensation and Corporate Governance Committee engaged GK Partners, an independent compensation consultant, in fiscal 2008 to assess the committee’s recommendations for granting stock options and restricted stock awards to the named executive officers role and position in determining the amount of restricted stock awards and stock options the executive would receive to more closely align the executive’s compensation with his/her impact in creating value for stockholders. The committee also considered the executive’s past contributions, their individual role in completing the conversion to a public company in 2007 and the role that the executive would play in the Company’s future. The executive officers’ individual performance, leadership, operational effectiveness, tenure and experience, and employment market conditions in the Company’s market were additional factors which the committee considered. The committee also reviewed survey data regarding awards made to executive officers of other companies that had undertaken a mutual-to-stock public offering.

GK Partners concluded that the committee’s recommendations for the awards were fair and reasonable and intended to align the economic interests of the named executive officers with that of other stockholders consistent with prevailing executive compensation practices in the competitive marketplace for similarly situated public companies.

The options vest in equal installments over a five-year period commencing on May 5, 2009, one year from the date of the grant and have an exercise price of $15.65 per share, which was the closing market price/last sale price of the Company’s common stock on May 5, 2008, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing May 5, 2009, one year from the date of the grant. The vesting of the options and restricted stock awards accelerate upon death or disability, retirement, involuntary termination of employment following a change in control, and upon consummation of a second-step conversion of Oritani Financial Corp. The grants have other terms and conditions consistent with the Equity Plan. Including the options and restricted stock shares granted to the above-named officers, a total of 1,311,456 options and 588,169 shares of restricted stock were granted to officers and employees of the Company. These totals represent 66% of the stock options and 74% of the restricted shares available to management for granting purposes. The vesting of the grants and options for Mr. Lynch were amended such that they do not accelerate upon retirement if retirement occurs prior to age 67.

Additionally, the Company provides certain fringe benefits, including retirement plans, termination benefits, and perquisites.

Executive Officer Compensation

Summary Compensation Table.

The following table sets forth for the fiscal years ended June 30, 2008 and 2007 certain information as to the total remuneration paid to Mr. Lynch, who serves as Chief Executive Officer, Mr. Fields, who serves as Chief Financial Officer, and the three other most highly compensated executive officers of Oritani Financial Corp. or Oritani Bank other than Messrs. Lynch and Fields, who received total compensation in excess of $100,000. Each of the individuals listed in the table below is referred to as a “named executive officer.”

Name and principal position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in pension value and non- qualified deferred compensation earnings ($) (4)	All other compensation ($) (5)	Total ($)

Kevin J. Lynch President and Chief Executive Officer	2008 2007	530,769 494,327	250,000 200,000	103,658 ―	45,570 ―	919,491 702,360	58,926 60,880	1,907,785 1,455,567

John M. Fields, Jr. Executive Vice President and Chief Financial Officer	2008 2007	196,192 189,627	56,700 59,150	49,756 ―	20,506 ―	19,149 18,414	17,599 23,462	359,903 290,653

Thomas Guinan Executive Vice President and Chief Lending Officer	2008 2007	188,923 163,817	58,800 53,200	7,825 ―	3,038 ―	29,336	23,153	269,506

Philip M. Wyks Senior Vice President and Corporate Secretary	2008 2007	192,635 187,270	47,250 46,000	49,756 ―	20,506 ―	64,599	17,977	315,846

Leonard Carlucci Vice President Commercial Lending	2008 2007	140,352 133,596	40,650 39,000	3,130 ―	2,278 ―	19,000	3,861	195,457

(1)	Includes $30,769 and $3,635 of payments made in 2008 to Messrs. Lynch and Wyks, respectively, for unused vacation days.
(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended June 30, 2008 and 2007, in accordance with FAS 123(R), of restricted stock awards pursuant to the Equity Plan. . Assumptions used in the calculation of this amount are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2008 included in Oritani Financial Corp.’s Annual Report on Form 10-K.

(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, for the fiscal years ended June 30, 2008 and 2007, in accordance with FAS 123(R), of stock option awards pursuant to the Equity Plan. Assumptions used in the calculation of this amount are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2008 included in Oritani Financial Corp.’s Annual Report on Form 10-K.

(4)
The amounts in this column reflect the actuarial increase in the present value at June 30, 2008 compared to June 30, 2007, of the named executive officer’s benefits under the Defined Benefit Plan and Benefit Equalization Plan and, in the case of Mr. Lynch, an Executive Supplement Retirement Income Agreement and the Directors’ Retirement Plan maintained by Oritani Bank, determined using interest rate and mortality rate assumptions consistent with those used in Oritani Financial Corp.’s financial statements and includes amounts for which the named executive officer may not currently be entitled to receive because such amounts are not vested. Includes $42,491, $4,149, $735, $3,577 and $84 of preferential or above-market earnings on non tax-qualified deferred compensation for non-qualified defined contribution plans for Messrs. Lynch, Fields, Guinan, Wyks and Carlucci, respectively.

(footnotes continued on next page)

(5)
The amounts in this column represent the total of all perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, membership dues and other personal benefits), employee benefits (employer cost of life insurance), and employer contributions to defined contribution plans (the 401(k) Plan and the Benefit Equalization Plan). Amounts are reported separately under the “All Other Compensation” table below.

ALL OTHER COMPENSATION

Name	Fiscal Year	Life Insurance ($)	Automobile Allowance ($)	401(k) Plan Match Contribution ($)	Benefit Equalization Plan Match Contribution ($)	Country Club Dues ($)	Total ($)

Kevin J. Lynch	2008	7,920	13,073	―	30,923	6,380	58,926
	2007	9,029	24,376	3,462	17,368	6,645	60,880

John M. Fields, Jr.	2008	532	9,581	335	7,151	―	17,599
	2007	398	15,600	3,615	3,848	―	23,462

Thomas Guinan	2008	463	7,458	5,132	2,299	6,377	21,730
	2007	311	9,716	6,511	―	6,615	23,153

Philip M. Wyks	2008	1,143	7,438	1,935	4,798	―	15,313
	2007	847	10,131	6,998	―	―	17,977

Leonard Carlucci	2008	502	4,800	5,265	―	―	10,567
	2007	259	―	3,602	―	―	3,861

Plan-Based Awards. The following table sets forth certain information as to grants during 2008 of plan-based awards to the named executive officers.

GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED JUNE 30, 2008

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Kevin J. Lynch	05/05/08	198,706	397,411	$15.65	4,476,839
John M. Fields, Jr.	05/05/08	95,379	178,835	$15.65	2,107,870
Thomas Guinan	05/05/08	95,379	178,835	$15.65	2,107,870
Philip M. Wyks	05/05/08	15,000	26,494	$15.65	325,890
Leonard Carlucci	05/05/08	6,000	19,871	$15.65	162,255

(1)
The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of restricted stock awards pursuant to the Equity Plan and of stock option awards pursuant to the Equity Plan. Assumptions used in the calculation of these amounts are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2008 included in Oritani Financial Corp.’s Annual Report on Form 10-K.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of June 30, 2008 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)

Kevin J. Lynch	―	397,411	15.65	05/05/18	198,706	3,179,292
John M. Fields, Jr.	―	178,835	15.65	05/05/18	95,379	1,526,060
Thomas Guinan	―	178,835	15.65	05/05/18	95,379	1,526,060
Philip M. Wyks	―	26,494	15.65	05/05/18	15,000	240,000
Leonard Carlucci	―	19,871	15.65	05/05/18	6,000	96,000

(1)	Stock options expire 10 years after the grant date.
(2)	This amount is based on the fair market value of Oritani Financial Corp.’s common stock on June 30, 2008 of $16.00.

Option Exercises And Stock Vested. None of the Company’s named executive officers exercised any stock options during the fiscal year ended June 30, 2008, nor did any shares of restricted stock vest during fiscal 2008.

Pension Benefits. The following table sets forth information with respect to pension benefits at and for the fiscal year ended June 30, 2008 for the named executive officers. See “Defined Benefit Plan,” “Directors’ Retirement Plan,” “Benefit Equalization Plan” and “Executive Supplemental Retirement Income Agreement” for a discussion of the plans referenced in this table.

Pension Benefits at and for the Fiscal Year
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Kevin J. Lynch	Defined Benefit Plan	15.00	440,000	0
	Directors’ Retirement Plan	17.67	264,000	0
	Benefit Equalization Plan	15.00	960,000	0
	Executive Supplemental Income Agreement	3.50	1,362,000	0

John M. Fields, Jr.	Defined Benefit Plan	10.17	82,000	0
	Benefit Equalization Plan	10.17	6,000	0

Thomas Guinan	Defined Benefit Plan	20.67	194,000	0
	Benefit Equalization Plan	5.00	1,000	0

Philip M. Wyks	Defined Benefit Plan	32.00	527,000	0
	Benefit Equalization Plan	32.00	65,000	0

Leonard Carlucci	Defined Benefit Plan	18.00	118,000	0
	Benefit Equalization Plan	2.58	0	0

(1)
The figures shown are determined as of the plan’s measurement date of June 30, 2008 for purposes of Oritani Financial Corp.’s audited financial statements. For mortality, discount rate and other assumptions used for this purpose, please refer to note 13 in the audited financial statements included in the 2008 Annual Report on Form 10-K

Nonqualified Deferred Compensation.

The following table sets forth information with respect to the deferred compensation portion of the Benefit Equalization Plan at and for the fiscal year ended June 30, 2008 for the named executive officers.

Nonqualified Deferred Compensation at and for the Fiscal Year Ended June 30, 2008
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Kevin Lynch	109,616	30,923	85,109	―	1,056,547
John M. Fields, Jr.	36,609	7,151	10,538	―	144,723
Thomas Guinan	7,672	2,299	1,845	―	26,046
Philip M. Wyks	17,793	4,798	9,134	―	119,957
Leonard Carlucci	3,972	―	198	―	4,170

(1)	For Messrs. Lynch, Fields, Guinan and Wyks, the amounts reported in this column were also reported as compensation under “All Other Compensation” in the Summary Compensation Table.
(2)
For Messrs. Lynch, Fields, Guinan, Wyks and Carlucci, $42,491, $4,149, $735, $3,577 and $84 respectively, were reported as compensation for each individual under "Change in pension value and non-qualified deferred compensation earnings" in the Summary Compensation Table.

Benefit Plans and Arrangements

Employment Agreements. Oritani Bank entered into an employment agreement with Kevin J. Lynch effective as of January 1, 2003. The agreement had an initial term of three years. Unless notice of non-renewal is provided, the agreement renews annually. Under the agreement, the current base salary is $500,000. The base salary is reviewed at least annually and may be increased, but not decreased. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, use of an automobile and reimbursement of expenses associated with the use of such automobile. The executive is also entitled to reimbursement of business expenses, including fees for membership in a country club, a health club, and such other clubs and organizations as appropriate for business purposes. Upon retirement at age 70 (or at an earlier age in accordance with any retirement arrangement established with the executive’s consent) the executive and his spouse would be entitled to continuing health care insurance coverage until the death of the executive and his spouse.

The executive is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances. In the event the executive’s employment is terminated for reasons other than just cause, disability, death, retirement or a change in control, or in the event the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause executive’s position to become one of lesser responsibility, importance or scope, (3) a relocation of the executive’s principal place of employment by more than 30 miles from its location at the effective date of the employment agreement or a material reduction in the benefits and perquisites from those being provided to the executive as of the effective date of the employment agreement, (4) the liquidation or dissolution of Oritani Bank, or (5) a breach of the employment agreement by Oritani Bank, the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to three times the sum of the executive’s highest base salary and highest rate of bonus, and the executive would be entitled to the continuation of life, medical, and dental coverage for 36 months or as provided in the Oritani Bank nonqualified senior officers medical benefit plan. In the event of a termination following a change in control of Oritani Financial Corp., the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to three times the sum of the executive’s highest base salary and highest rate of bonus paid to him during the term of the employment agreement, plus continuation of insurance coverage for 36 months. In the event the severance payment provisions of the employment agreement are triggered, the executive would be entitled to a cash severance benefit in the amount of approximately $2.2 million, which amount is subject to reduction in order to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

Upon termination of the executive’s employment other than in connection with a change in control, the executive agrees not to compete with Oritani Bank for one year following termination of employment in any city, town or county in which Oritani Bank has an office or has filed an application for regulatory approval to establish an office. Should the executive become disabled, Oritani Bank would continue to pay the executive his base salary, bonuses and other cash compensation for the longer of the remaining term of the employment agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by Oritani Bank, the executive’s beneficiary or estate will be paid the executive’s base salary for the remaining term of the employment agreement and the executive’s family will be entitled to continuation of medical and dental benefits.

Oritani Bank has entered into employment agreements with Messrs., Fields, Guinan, DeBernardi and Wyks that are substantially similar to the employment agreement of Mr. Lynch, except that each of these agreements has a term of two years entitles the executive to a severance payment equal to two times the sum of the executive’s highest base salary and highest rate of bonus and to the continuation of life, medical, and dental coverage for 24 months or as provided in the Oritani Bank nonqualified senior officers medical benefit plan. In the event of a termination following a change in control of Oritani Financial Corp., the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to two times the sum of the executive’s highest base salary and highest rate of bonus paid to him or her during the term of the employment agreement, plus continuation of insurance coverage for 24 months.

All employment agreements will be amended and restated before December 31, 2008 to comply with the final Department of Treasury regulations under Code Section 409A.

Benefit Equalization Plan. Oritani Bank has adopted the 2005 Benefit Equalization Plan to provide certain executives with benefits to which they would otherwise be entitled under Oritani Bank’s Defined Benefit Pension Plan, 401(k) Plan and Employee Stock Ownership Plan, but for the limitations imposed by the Internal Revenue Code. The 2005 Benefit Equalization Plan was adopted to incorporate the required provisions of Code Section 409A and will be amended and restated before December 31, 2008 in order to incorporate the final Department of Treasury regulations issued under Code Section 409A. Oritani Bank’s prior Benefit Equalization Plan was frozen effective as of December 31, 2004. The 2005 Benefit Equalization Plan is materially similar to the frozen Benefit Equalization Plan, except that a participant’s elections regarding distributions under the tax-qualified 401(k) Plan, the Employee Stock Ownership Plan and Defined Benefit Pension Plan control the form and timing of distributions of a participant’s account in the frozen Benefit Equalization Plan. This provision is no longer permitted with respect to deferrals or accruals subject to Code Section 409A and is not included in the 2005 Benefit Equalization Plan. Employees who are president, executive vice president, senior vice president and vice president of Oritani Bank are eligible to participate in the plan. During fiscal 2008, 8 current employees and 1 retired employee participated in the 2005 Benefit Equalization Plan. A committee appointed by the Oritani Bank Board of Directors administers the plan.

Under the 401(k) portion of the 2005 Benefit Equalization Plan, participants may make annual deferrals of compensation in an amount up to the difference between the maximum amount the participant would be permitted to contribute to Oritani Bank’s 401(k) plan for the given year but for the limitations of the Internal Revenue Code and the deferrals actually made to the 401(k) plan by the participant for the plan year. Oritani Bank will establish a supplemental 401(k) plan account for each participant and credit the account with such contributions. In addition, the participant’s account will be credited monthly with earnings at a rate equivalent to the greater of (i) the Citibank Prime Rate, or (ii) nine percent (9%), plus matching contributions. For fiscal 2008, a total of $109,035 in interest was credited to the accounts of current employees under this plan. Upon termination of service due to any reason other than death, the supplemental 401(k) plan benefit will be payable either in a lump sum or in up to 5 annual installments, as elected by the participant pursuant to his initial deferral election. Upon termination of service due to death, the supplemental 401(k) plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election.

Upon termination of service due to any reason other than death, a participant will also be entitled to a benefit equal to the difference between the actuarial present value of the participant’s normal retirement benefit under Oritani Bank’s defined benefit plan and the actuarial present value of his normal retirement benefit calculated pursuant to the terms of the defined benefit plan, without the application of the limitations imposed by the Internal Revenue Code, which amount will be reduced and offset by the corresponding benefit amount payable to the participant under the frozen Benefit Equalization Plan. The supplemental defined benefit plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant in monthly installments for the longer of 120 months or the remainder of the participant’s life. In the event of the participant’s death before 120 installments have been paid, the participant’s beneficiary will receive the present value of the remaining monthly installments in a lump sum. Alternatively, the participant may also make, prior to commencement of the supplemental defined benefit plan benefit, a one-time irrevocable election to receive his benefit under the plan in the form of a 100% joint and survivor annuity or a 50% joint and survivor annuity. Upon termination of service due to death, the supplemental defined benefit plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election. A participant’s supplemental defined benefit plan amount payable under the 2005 Benefit Equalization Plan will be reduced and offset by the corresponding supplemental defined benefit plan amount payable under the frozen Benefit Equalization Plan.

The supplemental employee stock ownership plan benefit under the 2005 Benefit Equalization Plan is denominated in shares of phantom stock equal to the difference between the number of shares of Oritani Financial Corp. common stock that would have been allocated to the participant under the Oritani Bank Employee Stock Ownership Plan, but for the limitations imposed by the Internal Revenue Code, and the actual number of shares of Oritani Financial Corp. common stock allocated to the participant under the Oritani Bank Employee Stock Ownership Plan for the relevant plan year, plus earnings on the phantom shares deemed allocated to the participant’s supplemental employee stock ownership plan account, based on the fair market value of Oritani Financial Corp. stock on such date. Upon termination of service due to any reason other than death, the supplemental employee stock ownership plan benefit will be payable either in a lump sum or in up to five annual installments, as elected by the participant pursuant to his initial deferral election. Upon termination of service due to death, the supplemental employee stock ownership plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election.

In the event of a change in control of Oritani Bank or Oritani Financial Corp., the participant’s supplemental 401(k) plan benefit, supplemental employee stock ownership plan benefit, and supplemental defined benefit plan will be paid to the participants in a lump sum at the time of the change in control, unless a participant has selected an alternative form of distribution upon a change in control. Such an election, if made, must be made by a participant not later than December 31, 2008, or if later, the last day of the transition period under Code section 409A, or with respect to new plan participants within thirty days after the participant first becomes eligible to participate in the 2005 Benefit Equalization Plan.

Executive Supplemental Retirement Income Agreement. Oritani Bank entered into an Executive Supplemental Retirement Income Agreement (the “Agreement”) for Kevin J. Lynch (the “Executive”) effective as of January 1, 2005. The Agreement will be amended and restated before December 31, 2008 for the final Department of Treasury regulations issued under Code Section 409A.The Agreement provides for the payment of a supplemental retirement income benefit equal to 70% of the Executive’s highest average annual base salary and bonus (over a 36-consecutive month period within the last 120 consecutive months of employment), reduced by the sum of the Executive’s annuitized value of the benefits payable from Oritani Bank’s Defined Benefit Pension Plan, the annuitized value of the benefits payable under the defined benefit portion of Oritani Bank’s frozen Benefit Equalization Plan and 2005 Benefit Equalization Plan and the annuitized value of one-half of the Executive’s Social Security benefits attributable to Social Security taxes paid by Oritani Bank on behalf of the Executive, reduced by the Social Security offset under the Oritani Bank’s Defined Benefit Pension Plan. In the event the Executive dies prior to termination of employment or after termination of employment but prior to the payment of any portion of the supplemental retirement income benefit, the Executive’s beneficiary will be entitled to a survivor’s benefit, payable in 240 monthly installments, and equal to the greater of the annual amount of $327,446 reduced by the annuitized value of the benefit payable under the Benefit Equalization Plan, or the supplemental retirement income benefit determined as if the Executive retired on the day before his death and commenced receiving benefits at such time. In the event the Executive dies while receiving benefits under the Agreement, the unpaid balance of benefits will be paid to the Executive’s beneficiary for the remainder of the 240 installments. Upon the Executive’s retirement, the Executive will be entitled to a supplemental retirement income benefit payable in monthly installments over the longer of 240 months or the Executive’s lifetime. In the event the Executive is a “specified employee,” payments will commence the first day of the 7th month following the Executive’s retirement, but only to the extent necessary to comply with Code Section 409A. Upon attainment of age 60, the Executive may elect to retire and receive an early retirement benefit equal to the supplemental retirement income benefit reduced by 5% per year for each year prior to the Executive’s 65th birthday, payable monthly for the longer of 240 months or the Executive’s lifetime. In the event the Executive becomes disabled, he will be entitled to a supplemental disability benefit equal to the supplemental retirement income benefit calculated as if the Executive retired on the date of his termination of employment due to disability, reduced by 5% per year for each year that such disability occurs prior to the Executive’s 65th birthday. In the event of the Executive’s termination of employment within 3 years following a change in control, other than due to termination for cause, the Executive will be entitled to a full supplemental retirement income benefit calculated as if the Executive had retired following his normal retirement date. Payments to the Executive in the event of a change in control generally will be made in 240 monthly installments. The Board of Directors of Oritani Bank has approved an amendment to the Agreement, subject to any regulatory approvals as may be necessary, to permit the Executive to elect a lump sum distribution on a change in control, provided that such election is made prior to December 31, 2008, or if later, by the last day of the transition period under Code section 409A. Oritani Bank may establish a rabbi trust to fund its obligations under the Agreement.

Senior Officers and Directors Post-Retirement Medical Coverage. Board members who qualify for benefits under the Directors’ Retirement Plan, and senior officers designated by the board of directors who have attained age 52 and have at least five years of service, are eligible to participate in the senior officers and directors post-retirement medical coverage program. If a participant dies after becoming eligible for coverage but prior to retirement, the individual will be deemed to have retired on the day before the individual died. Coverage will begin at the time of retirement and continue at the same level as before retirement. Retirees who are eligible for Medicare benefits will have benefits under the program coordinated with Medicare benefits. The spouse of a senior officer or director covered under the program will be entitled to medical coverage for life. Oritani Bank’s contribution to the program will be limited to two times the medical insurance premium at the time of the individual’s retirement. During fiscal 2008, 8 current employees were eligible for participation in the Senior Officers and Directors Post-Retirement Medical Coverage, and the total cost to Oritani Bank during fiscal 2008 was $300,000.

Group Life Insurance Retirement Plan. In conjunction with its investment in Bank Owned Life Insurance, Oritani Bank implemented this plan which provides selected employees and directors with post-retirement life insurance. Coverage under this plan is only applicable to selected employees and directors who retire from Oritani Bank under this plan (unless their termination is due to disability or change in control). The post-retirement coverage provided under this plan is equal to: two times annual base salary for vice presidents and above; one time annual base salary for assistant vice presidents and below; and $50,000 for directors. This coverage was obtained in conjunction with Oritani Financial Corp.’s purchase of Bank Owned Life Insurance. Oritani Financial Corp. incurs no additional cost to provide the coverage.

401(k) Plan. Oritani Bank participates in the Pentegra Defined Contribution Plan for Financial Institutions, a multiple-employer 401(k) plan, for the benefit of its employees. Employees who have completed 1,000 hours of service during a 12-consecutive-month period are eligible to participate in the plan. Participants may contribute up to 50% of their plan salary to the plan. Oritani Bank will provide matching contributions at the rate of 50% of the participant’s contributions, up to 6% of each participant’s monthly plan salary. Employee and employer contributions are 100% vested at all times. In general, under federal tax law limits, the annual contributions made to the plan may not exceed the lesser of 100% of the participant’s total compensation or $45,000 for calendar 2007 and $46,000 for calendar 2008. For this purpose, contributions include employer contributions, participant 401(k) contributions and participant after-tax contributions. Participants who have attained age 50 before the end of a calendar year will be eligible to make catch-up contributions in accordance with Section 414(v) of the Internal Revenue Code. The maximum catch-up contribution level for calendar 2008 is $5,000. This amount is periodically adjusted for inflation. Contributions are invested at the participant’s direction in one or more of the investment funds provided under the plan. A loan program is available to plan participants. In general, participants may make only one withdrawal from their accounts per calendar year while they are employed, subject to certain limitations; upon termination of employment, they may make withdrawals from their accounts at any time. Participants who become disabled may withdraw from their vested account balance as if they had terminated employment. In the event of a participant’s death, the participant’s beneficiary will be entitled to the value of the participant’s account. In connection with the minority stock offering, Oritani Bank will withdraw from the Pentegra plan and will establish an individually designed 401(k) plan with terms substantially similar to the Pentegra plan. In addition, an employer stock fund will be created within the 401(k) plan in order to permit participants in the 401(k) plan to purchase shares of employer stock for their accounts.

Defined Benefit Plan. Oritani Bank participates in the Financial Institutions Retirement Fund, a multiple-employer defined benefit plan, for the benefit of its employees. Employees of Oritani Bank who are age 21 or older and who have completed 12 months of employment are eligible to participate in the plan. Participants become vested in their retirement benefit upon completion of 5 years of employment, provided that participants who have reached age 65 automatically become 100% vested, regardless of the number of completed years of employment. Payments of benefits under the plan are made in the form of a life annuity with 120 payments guaranteed unless one of the optional forms of distribution has been selected. Upon termination of employment at or after age 65, a participant will be entitled to an annual normal retirement benefit equal to 1.25% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary, up to the covered compensation limits, for the 5 highest paid consecutive years of benefit service. In addition, the participant will be entitled to an annual retirement benefit equal to 1.75% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary in excess of the covered compensation limits, for the 5 highest paid consecutive years. The covered compensation limit is the average of the maximum wage subject to FICA taxes (i.e., the social security wage base) for the 35-year period preceding social security retirement age. In the event a participant has more than 35 years of service, the benefit attributable to benefit service completed in excess of 35 years will be calculated by using a 1.75% accrual rate for the portion of a participant’s high-5 year average salary below the covered compensation limit. Participants who terminate employment prior to age 65 will be entitled to a reduced retirement benefit calculated by applying an early retirement factor based on the participant’s age when payments begin. The earliest age at which a participant may receive retirement benefits is age 55. Normal and early retirement benefits are payable over the longer of the lifetime of the retiree or 120 monthly installments. In the event a retiree dies before 120 monthly installments have been paid, the retiree’s beneficiary will be entitled to the value of such unpaid installments paid in a lump sum. The participant or beneficiary may elect to have benefits paid in the form of installments. In the event a participant dies while in active service, his beneficiary will be entitled to a lump sum death benefit equal to 100% of the participant’s last 12 months’ salary, plus an additional 10% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years, plus refund of the participant’s contributions, if any, with interest.

The following table indicates the annual retirement benefit that would be payable under the plan upon normal retirement at age 65 in calendar year 2007, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below. At June 30, 2008, Messrs. Lynch, Fields, Wyks, Guinan and Carlucci had 15, 10, 32, 21 and 18 years of credited service, respectively, under the plan.

Final Average	Years of Benefit Service and Benefit Payable at Retirement
Annual Compensation	5	10	20	30	40

$10,000	$700	$1,300	$2,600	$3,900	$5,500
$30,000	$2,000	$3,900	$7,900	$11,800	$16,600
$60,000	$4,200	$8,400	$16,700	$25,100	$34,700
$90,000	$6,900	$13,900	$27,700	$41,600	$56,800
$120,000	$9,700	$19,400	$38,800	$58,200	$78,900
$150,000	$12,500	$24,900	$49,800	$74,800	$101,000
$160,000	$13,400	$26,800	$53,500	$80,300	$108,400
$170,000	$14,300	$28,600	$57,200	$85,800	$115,800
$200,000	$16,800	$33,600	$67,100	$100,700	$135,600
$220,000 and above (1)	$16,800	$33,600	$67,100	$100,700	$135,600

(1)	Reflects the maximum benefit payable under the Defined Benefit Pension Plan due to tax law limitations.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust. The employee stock ownership plan was adopted in connection with the Company’s initial stock offering. Employees who are at least 21 years old with at least one year of employment with Oritani Bank are eligible to participate. The employee stock ownership plan trust borrowed funds from Oritani Financial Corp. and used those funds to purchase a shares of Company common stock equal to 3.92% of the outstanding shares of common stock, including shares of common stock issued to Oritani Financial Corp., MHC and to the OritaniBank Charitable Foundation. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Oritani Bank discretionary contributions to the employee stock ownership plan over a period of not more than 20 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become vested at the rate of 20% per year, starting upon completion of two years of credited service, and are fully vested upon completion of six years of credited service, with credit given to participants for up to three years of credited service with Oritani Bank mutual predecessor prior to the adoption of the plan. A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Oritani Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

Stock-Based Incentive Plan. The Company adopted the 2007 Equity Incentive Plan to provide officers, employees and directors of the Company and Oritani Bank with additional incentives to promote the growth and performance of the Company. Stockholders approved the Equity Plan on April 22, 2008. Subject to permitted adjustments for certain corporate transactions, the Equity Plan authorizes the issuance of up to 2,781,878 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 794,823 shares may be issued as restricted stock awards.

The Equity Plan is administered by the Company’s Compensation and Corporate Governance Committee (the “Committee”). The Committee has full and exclusive power within the limitations set forth in the Equity Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Plan’s purposes; and interpreting and otherwise construing the Equity Plan. The Equity Plan also permits the Board of Directors or the Committee to delegate to one or more officers of the Company the Committee’s power to (i) designate officers and employees who will receive awards, and (ii) determine the number of awards to be received by them.

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Equity Plan, except that non-employees may not be granted incentive stock options.

Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards, as follows:

(i) Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Equity Plan means the final sales price of Company’s common stock as reported on the Nasdaq Global Market on the date the option is granted, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity. The Committee will determine the fair market value, in accordance with Section 422 of the Internal Revenue Code, if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of the Company which was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a “cashless exercise” through a third party. Cash may be paid in lieu of any fractional shares under the Equity Plan. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

(ii) Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in cash, Company common stock, or a combination thereof, of an amount equal to the excess of the fair market value of a specified number of shares of Company common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement.

(iii) Stock Awards. Stock awards under the Equity Plan will be granted only in whole shares of common stock. Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement. Any stock award granted under the Equity Plan will be subject to vesting as determined by the Committee. Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award.

The Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted.

Generally, all awards, except non-statutory stock options, granted under the Equity Plan will be nontransferable except by will or in accordance with the laws of intestate succession. Stock awards may be transferable pursuant to a qualified domestic relations order. At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Code and the Exchange Act. During the life of the participant, awards can only be exercised by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Plan upon the participant’s death.

Potential Payments Under Termination or Change in Control Agreements.

Oritani Bank has entered into employment agreements with Messrs. Lynch, Fields, Wyks and Guinan. See “―Employment Agreements.”

The tables below reflect the amount of compensation to each of the named executive officers pursuant to such individual’s employment agreement in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreements (prior to a change in control). The amount of compensation payable to each Named Executive Officer upon involuntary not-for-cause termination, termination following a change of control and in the event of disability or death is shown below. The amounts shown assume that such termination was effective as of June 30, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Oritani Financial Corp.

Termination Payments

	Involuntary Termination		Involuntary Termination after Change in Control		Disability		Death

Kevin J. Lynch Employment Agreement	$2,154,584	(1)	$1,579,119	(2)	$1,295,487	(3)	$1,295,487	(4)
Executive Supplemental Retirement Income Agreement	—		—	(5)	—		—
John M. Fields, Jr. Employment Agreement	$512,006	(6)	$512,006	(7)	$196,853	(8)	$196,853	(9)
Philip M. Wyks Employment Agreement	$504,345	(10)	$504,345	(11)	$206,173	(12)	$206,173	(13)
Thomas G. Guinan Employment Agreement	$467,198	(14)	$467,198	(15)	$210,465	(16)	$210,465	(17)

(1)
This amount represents 3 times the sum of (i) Mr. Lynch’s highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 36 months following termination of employment.

(2)
This amount represents the maximum severance payments and other benefits to Mr. Lynch under his employment agreement and the Executive Supplemental Retirement Income Agreement on a change in control of the bank without incurring an “excess parachute payment” under Code Section 280G. Severance payments and other benefits to Mr. Lynch on a change in control are reduced in order to avoid an “excess parachute payment.”

(3)
In the event of his disability, Mr. Lynch would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement, or one year, less amounts payable under any disability programs. This amount represents Mr. Lynch’s base salary and continued life, medical, dental and disability insurance for a period of 30 months, without any reduction for payments under bank sponsored disability programs.

(4)
In the event of his death, Mr. Lynch’s beneficiary would be entitled to receive Mr. Lynch’s base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.

(5)
Under his Executive Supplemental Retirement Income Agreement, Mr. Lynch is entitled to receive an annual supplemental retirement benefit commencing at age 65 equal to 70% of his highest annual base salary and bonus over the consecutive 36 month period within the last 120 consecutive calendar months of employment, reduced by the sum of (i) the annuitized value of his benefits under the bank’s pension plan, (ii) the annuitized value of his benefits under the “defined benefit” portion of the bank’s benefit equalization plan, and (iii) the annuitized value of one-half of his Social Security benefits attributable to taxes paid by the bank on his behalf. In the event of his retirement before age 65, supplemental retirement benefits are reduced. Upon a change in control of the bank, Mr. Lynch is entitled to the full supplemental retirement income benefit as if he worked through age 65. Given the required cutback for purposes of avoiding an “excess parachute payment” under Code Section 280G, no further benefit is illustrated in this table for a change in control.

(6)
This amount represents 2 times the sum of (i) Mr. Fields’ highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.

(7)
This amount represents the estimated severance payments and benefits to Mr. Fields on a change in control of the bank. Severance payments and benefits to Mr. Fields on a change in control would not trigger an “excess parachute payment” under Code Section 280G.

(8)
In the event of his disability, Mr. Fields would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement (e.g., 12 months), or one year, less amounts payable under any disability programs. This amount represents Mr. Fields’ base salary and continued life, medical, dental and disability insurance for a period of 12 months without any reduction for payments under bank sponsored disability programs.

(9)
In the event of his death, Mr. Fields’ beneficiary would be entitled to receive Mr. Fields’ base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.

(10)
This amount represents 2 times the sum of (i) Mr. Wyks’ highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.

(11)
This amount represents the estimated severance payments and benefits to Mr. Wyks on a change in control of the bank. Severance payments and benefits to Mr. Wyks on a change in control would not trigger an “excess parachute payment” under Code Section 280G.

(footnotes continued on next page)

(12)
In the event of his disability, Mr. Wyks would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement (e.g., 12 months), or one year, less amounts payable under any disability programs. This amount represents Mr. Wyks’ base salary and continued life, medical, dental and disability insurance for a period of 12 months without any reduction for payments under bank sponsored disability programs.

(13)	In the event of his death, Mr. Wyks’ beneficiary would be entitled to receive Mr. Wyks’ base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.

(14)
This amount represents 2 times the sum of (i) Mr. Guinan’s highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.

(15)
This amount represents the estimated severance payments and benefits to Mr. Guinan on a change in control of the bank. Severance payments and benefits to Mr. Guinan on a change in control would not trigger an “excess parachute payment” under Code Section 280G.

(16)
In the event of his disability, Mr. Guinan would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement (e.g., 14 months), or one year, less amounts payable under any disability programs. This amount represents Mr. Guinan’s base salary and continued life, medical, dental and disability insurance for a period of 14 months without any reduction for payments under bank sponsored disability programs.

(17)
In the event of his death, Mr. Guinan’s beneficiary would be entitled to receive Mr. Guinan’s base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.

Director Compensation

Each of the individuals who serves as a director of Oritani Financial Corp. also serves as a director of Oritani Bank and earns director fees in each capacity. Each non-employee director is paid a fee of $1,000 for each Oritani Financial Corp. meeting attended and a fee of $1,000 for each Oritani Bank meeting attended. There are no separate fees paid for committee meetings attended. Additionally, each director receives a monthly retainer of $1,500 from each of Oritani Financial Corp. and Oritani Bank. Additional annual retainers are paid to the Lead Director ($18,000), the Chairman of the Audit Committee ($13,000) and the Chairmen of the other Board committees ($8,000). The Lead Director is Director Antonaccio.

In April, 2008, Mr. DeBernardi began full time employment with the Company as Executive Vice-President/Chief Operating Officer. While Mr. DeBernardi remains a director of Oritani Financial Corp. and Oritani Bank, he resigned his role as Lead Director effective with the commencement of his full time employment.

The following table sets forth the total fees received by the non-management directors during fiscal year 2008. The amounts reported under the Stock Awards and Option Awards columns were granted on May 5, 2008 pursuant to the 2007 Equity Incentive Plan approved by stockholders on April 22, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards (($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total

Nicholas Antonaccio	83,583	26,951	13,671	75,350	199,556
James J. Doyle	77,333	26,951	13,671	50,793	168,749
Robert S. Hekemian	77,333	26,951	13,671	23,195	141,150
John J. Skelly, Jr.	77,333	26,951	13,671	71,073	189,028
Michael A. DeBernardi	64,833	49,756	20,506	22,884	157,979

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with FAS 123(R), of restricted stock awards pursuant to the Equity Plan that were made in 2008, which vest over five years. Assumptions used in the calculation of these amounts are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2008 included in Oritani Financial Corp.’s Annual Report on Form 10-K.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with FAS 123(R), of stock option awards pursuant to the Equity Plan that were made in 2008. Stock options vest over five years. Assumptions used in the calculation of these amounts are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2008 included in Oritani Financial Corp.’s Annual Report on Form 10-K.

(3)
The amounts in this column reflect the actuarial increase in the present value at June 30, 2008 compared to June 30, 2007, of the directors’ benefits under the Directors’ Retirement Plan maintained by Oritani Bank, determined using interest rate and mortality rate assumptions consistent with those used in Oritani Financial Corp.’s financial statements and includes amounts for which the director may not currently be entitled to receive because such amounts are not vested. Also includes $19,350, $18,793, $14,195, $9,073 and $14,884 of preferential or above-market earnings on non tax-qualified deferred compensation for Directors Antonaccio, Doyle, Hekemian, Skelly and DeBernardi, respectively.

The following non-executive directors received grants of restricted stock under the Equity Plan in 2008, which vest over five years:

Name	Grant Date	Total Grant of Restricted Stock (#)	Grant Date Fair Share Value (1)	Outstanding Unvested Restricted Stock as of June 30, 2008 (#)

Nicholas Antonaccio	05/05/08	51,663	808,534	51,663
James J. Doyle	05/05/08	51,663	808,534	51,663
Robert S. Hekemian	05/05/08	51,663	808,534	51,663
John J. Skelly, Jr.	05/05/08	51,663	808,534	51,663
Michael A. DeBernardi	05/05/08	95,379	1,492,678	95,379

(1)
The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2007 Equity Incentive Plan, which vest over five years. Assumptions used in the calculation of these amounts are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2008 included in Oritani Financial Corp.’s Annual Report on Form 10-K.

The aggregate total stock option grants to non-executive directors are shown below:

Name	Grant Date	Expiration Date	Stock Options (#)	Exercise Price ($)	Grant Date Fair Value (1) ($)	Outstanding Unexercised Stock Options as of June 30, 2008 (#)

Nicholas Antonaccio	05/05/08	05/05/18	119,223	15.65	410,128	119,223
James J. Doyle	05/05/08	05/05/18	119,223	15.65	410,128	119,223
Robert S. Hekemian	05/05/08	05/05/18	119,223	15.65	410,128	119,223
John J. Skelly, Jr.	05/05/08	05/05/18	119,223	15.65	410,128	119,223
Michael A. DeBernardi	05/05/08	05/05/18	178,835	15.65	615,192	178,835

(1)
The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of stock option awards pursuant to the 2007 Equity Incentive Plan, which vest over five years. Assumptions used in the calculation of these amounts are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2008 included in Oritani Financial Corp.’s Annual Report on Form 10-K.

Directors Deferred Fee Plans. Oritani Bank adopted the 2005 Directors Deferred Fee Plan, effective as of January 1, 2005, in order to include the provisions required by Section 409A of the Internal Revenue Code. Contributions to Oritani Bank’s prior Directors Deferred Fee Plan were frozen, effective as of December 31, 2004. Each month, Oritani Bank credits a director’s account under the 2005 Directors Deferred Fee Plan with the amount such director elects to defer. The director’s deferral election must generally be submitted to Oritani Bank prior to January 1 of the plan year in which the fees to be deferred are otherwise payable to the director and is irrevocable with respect to the fees covered by such election. Each director’s account under the plans is credited every month with interest at a rate equal to the greater of the Citibank Prime Rate or 9%. A committee appointed by the Oritani Bank board of directors administers the plan. The committee may in its discretion permit a director to request that his deferred fee account(s) be invested in an alternative investment such as equity securities, fixed income securities, money market accounts and cash. The account of a director who has selected an alternative investment is credited with earnings or losses based on the investment selected. A director is 100% vested at all times in his deferred fee account(s). Upon retirement, the director will receive the value of his benefit in a lump sum or in up to 10 annual installments, as elected by the director in his deferral election form. In the event the director becomes a “specified employee,” payments under the plan will commence no earlier than the first day of the 7th month following the director’s separation from service. Following a director’s cessation of service prior to retirement or death, Oritani Bank will pay the director’s benefit in a lump sum or in up to 10 annual installments, as elected by the director in his deferral election form. A director may elect to receive an in-service distribution, provided that such distribution will be no earlier than the January 1st of the calendar year that is at least two years following the year for which the deferral election is made. Payment will be made in a lump sum or in up to 10 annual installments, as elected by the director at the time the election to defer was made. A director may elect to receive amounts in his deferred account(s) upon his disability or upon a change in control of Oritani Bank either in the form of a lump sum or in annual installments over a period of up to 10 years. A director may elect to delay payment of his benefits or to change the form of payment from a lump sum to installments within the limits of Code Section 409A requirements and Treasury Regulations issued thereunder. In the event of a director’s death prior to commencement of benefit payments, payments will be made to the director’s beneficiary, as elected by the director in his deferral election form. In the event of a director’s death after commencement of benefit payments, the remaining balance of benefit payments will be paid to the director’s beneficiary in the manner and at the time elected by the director in his deferral election form. In the event a director incurs a financial hardship, the director may request a financial hardship benefit. If approved, the financial hardship payment will be made in a lump sum. During fiscal year 2008, Oritani Bank credited $169,847 in interest to directors’ accounts under the Directors Deferred Fee Plans.

Director’s Retirement Plan. Oritani Bank maintains the 2005 Director’s Retirement Plan that was adopted as a restatement of the Directors Retirement Plan and is intended to comply with section 409A of the Internal Revenue Code. Oritani Bank’s prior Director’s Retirement Plan was frozen, effective as of December 31, 2004. Benefits payable under the 2005 Director’s Retirement Plan are reduced by the amount of the retirement benefits payable to the director under the frozen director retirement plan. The 2005 Director’s Retirement Plan provides retirement, medical and death benefits to directors, including directors who are also employees, who have at least five years of service and retire after attaining age 65, or who, after attaining age 60 retire, die or become disabled. Upon retirement on or after attaining age 65 with at least ten years of cumulative service, an eligible director’s annual retirement benefit is equal to 50% of the director’s aggregate annual compensation with respect to his final year of service, including fees paid to the director for attendance at regular monthly meetings and annual meetings of Oritani Bank and Oritani Financial Corp., monthly retainers, and any additional annual retainers paid to the director for service as a committee chair, lead director or otherwise. If, after attaining age 60, a director retires, dies or becomes disabled, and such director has more than five years of service the director or his beneficiary will be entitled to the following percentage of benefit: 50% if the director has 5 to 6 years of service, 60% if the director has 6 to 7 years of service, 70% if the director has 7 to 8 years of service, 80% if the director has 8 to 9 years of service, 90% if the director has 9 to 10 years of service and 100% if the director has more than 10 years of service. In the event of a change in control, each director will be deemed to have 10 years of service and attained age 65 for the purpose of calculating his benefit under the plan. A director who retires prior to age 60 for any reason shall receive no benefit under the plan. Each director was entitled to elect prior to December 31, 2006 to receive a lump sum payment upon a change in control in an amount equal to the present value of his plan benefits. Benefits under the plan are generally payable in monthly installments for the director’s lifetime or as a joint and survivor form of benefit depending on the director’s marital status at the time of the payment triggering event. Notwithstanding the foregoing, a director may elect prior to December 31, 2007, or if later, the last day of the transition period under Code section 409A, to receive his plan benefits in the form of a lump sum payment in the event of his disability prior to termination of service. In the event a director who has served on the board for at least five years dies while in service, the director’s spouse will be entitled to a benefit calculated as if the director had continued service until age 65. The amount of the survivor’s benefit will be based on the number of years the director would have served on the board assuming the director served on the board until age 65. The benefit will be payable to the director’s spouse for the remainder of the spouse’s life, along with medical benefits. Medical benefits provided to directors and their spouses prior to the date of their retirement will continue to be provided to retired directors and their spouses, as long as the director lives, or, in the event the director dies while in office, the medical benefits will continue to be provided to the director’s spouse for his or her lifetime. In the event the cost of medical benefits provided under the plan exceeds 200% of the cost of such benefits to Oritani Bank immediately prior to the director’s retirement, the cost in excess of 200% will be paid by the retired director or his or her spouse.

PROPOSAL II – APPROVE AND ADOPT THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

The Board of Directors of Oritani Financial Corp. has adopted the Executive Officer Annual Incentive Plan (the “Incentive Plan”), subject to approval by stockholders. The Board recommends that stockholders approve the Incentive Plan at the Annual Meeting. Stockholder approval is requested to ensure that annual incentive awards paid to senior executives will be fully tax deductible as performance-based compensation, as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The following is a summary of the principal features of the Incentive Plan. The summary below is qualified in its entirety by reference to the complete text of the Incentive Plan which is attached to this Proxy Statement. Stockholders are urged to read the actual text of the Incentive Plan in its entirety.

Under Section 162(m) of the Code, the amount which Oritani Financial Corp. may deduct on its tax returns for compensation paid or accrued with respect to certain “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief financial officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “qualified performance-based compensation” is not subject to the $1 million deduction limit. In order for compensation to qualify as “qualified performance-based compensation” for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by stockholders. Payment of any Incentive awards pursuant to the Incentive Plan is contingent on stockholder approval of the Incentive Plan. If such approval is not obtained, no Incentive awards will be paid under this Incentive Plan.

The persons who are eligible to be selected to participate in the Incentive Plan are all full-time executive or senior officers of Oritani Bank. The Compensation and Corporate Governance Committee (hereinafter, the “Committee”) will approve: (i) those employees who are to be participants in the Incentive Plan for that year; (ii) award levels, which shall be expressed as a percentage of a participant’s base salary for that year, for each participant under the Incentive Plan (these award levels will include threshold, target and maximum award opportunities); (iii) performance goals for Oritani Bank on a bank-wide basis, upon which the awards under the Incentive Plan will, in part, be based.

No later than 90 days after the commencement of each performance period (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury Regulations thereunder), the Committee will establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Committee retains discretion under the Incentive Plan to reduce an award at any time before it is paid.

Under the Incentive Plan, the performance goals for any year may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit or divisional level, and may include or exclude discontinued operations and acquisition expenses and restructuring expenses, as the Committee may in each case determine: (a) earnings per common share (basic or diluted), (b) cash earnings per common share (basic or diluted), (c) net income (either before or after taxes), (d) net interest income, (e) non-interest income, (f) operating expense to average assets ratio, (g) efficiency ratio, (h) cash efficiency ratio, (i) return on average assets, (j) return on average stockholders’ equity, (k) return on average tangible stockholders’ equity, (l) deposit growth, (m) loan growth, (n) fee income growth, (o) net interest margin, (p) net interest spread, (q) customer satisfaction, (r) price per share of common stock, and (s) market share. Additionally, performance goals may include strategic or operational business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, including acquiring or developing new business lines, or goals relating to capital raising and capital management. Any performance goals may be measured on an absolute or relative industry basis and may be expressed in terms of a progression within a specified range.

The criteria on which a performance goal may be based may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and the aggregate effects of acquisitions or divestitures, or such other items as the Committee may reasonably determine. Any such performance criterion or combination of such criteria may apply to the plan participant’s Incentive award opportunity in its entirety or to any designated portion or portions of the Incentive award opportunity, as the Committee may determine.

Awards may be paid under the Incentive Plan for any performance period only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such performance period. If a participant is not employed by Oritani Bank at the end of the year, no payment under the Incentive Plan will be made to the Participant except in the discretion of the Committee. If a Participant other than the President dies, the payment may be awarded based upon the judgment of the President. If the President dies, the payment may be awarded based upon the judgment of the Board. The final payment may be made after approval by the Board following the conclusion of the Plan Year.

All incentive award payments pursuant to the Incentive Plan are to be made in cash, only after the Committee certifies that the performance goals for the year have been satisfied. The Incentive Plan will become effective subsequent to shareholder approval and will continue in effect for subsequent years unless and until terminated by the Committee in accordance with the provisions of the Incentive Plan. The Board may terminate the Incentive Plan without stockholder approval at any time.

Approval of the Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, without regard to broker non-votes. A copy of the Incentive Plan is attached as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE PROPOSAL TO APPROVE AND ADOPT
THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

PROPOSAL III - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended June 30, 2008 were KPMG LLP (“KPMG”). The Audit Committee of the Board has approved the engagement of KPMG to be the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009, subject to the ratification of the appointment by the Company’s stockholders at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Fees Paid to KPMG

Set forth below is certain information concerning aggregate fees for professional services rendered by KPMG during fiscal years 2008 and 2007:

Audit Fees. The aggregate fees billed to the Company by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings and engagements were $315,000 and $250,000 during fiscal 2008 and 2007, respectively.

Audit Related Fees. The aggregate fees billed to the Company by KPMG for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements and that are not already reported in “Audit Fees” above, were $31,000 and $292,000 during fiscal 2008 and 2007, respectively. For fiscal 2008, these services were primarily related to consulting and review in connection with the Company’s contemplated acquisition of Greater Community Bancorp. For fiscal 2007, these services were primarily related to the filing of Oritani Financial Corp.’s Registration Statement on Form S-1 in connection with the initial public offering.

Tax Fees. The aggregate fees billed to the Company by KPMG for professional services rendered for tax compliance were $77,050 and $71,300 during fiscal 2008 and 2007, respectively.

All Other Fees. There were no “Other Fees” for fiscal 2008 and 2007.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public accounting firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accounting firm and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

Required Vote and Recommendation of the Board

In order to ratify the appointment of KPMG as our independent registered public accounting firm for fiscal 2009, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s Executive Office, 370 Pascack Road, Township of Washington, New Jersey 07676, no later than June 17, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than twenty (20) days in advance of such meeting, subject to certain exceptions) by the Secretary of Oritani Financial Corp.

Nothing in the above paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The Audit Committee Report, the Report of the Compensation and Corporate Governance Committee and the stock performance graph included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference. The Audit Committee Report shall not otherwise be deemed filed under such Acts.

An additional copy of the Company’s annual report on Form 10-K for the year ended June 30, 2008, will be furnished without charge upon written or telephonic request to Philip M. Wyks, Corporate Secretary, 370 Pascack Road, Township of Washington, New Jersey, 07676 or call (201) 664-5400.

/s/ Philip M. Wyks
Philip M. Wyks
Corporate Secretary
Township of Washington, New Jersey
October 15, 2008

APPENDIX A

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

I.  OBJECTIVE

The objective of the Oritani Bank (Bank) Executive Officer Annual Incentive Plan (Plan) is to motivate employees to take actions that support the Bank’s strategies and lead to the attainment of the Bank’s Business Plan. The awards made under this Plan are intended to qualify as “performance based compensation” such that all awards under this Plan to the chief executive officer and certain other named executive officers are exempt from the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (Code).

The Plan is intended to accomplish this objective by:

•
Linking annual cash pay award opportunities to Bank performance measured by the Bank’s goals as well as utilizing individual, department, and group performance measures for certain employees where appropriate and applicable;

•	Establishing the goal-setting process as an effective reward system so that employee monetary interests are related to and dependent upon Bank performance; and

•	Retaining top performing employees by affording them the opportunity to share in the Bank’s enhanced performance.

II.	DEFINITIONS

A.	Bank: Oritani Bank, its successors and assigns.

B.	Board: The Board of Directors of Oritani Bank

C.
Committee: The Compensation and Corporate Governance Committee of the Board, which shall be comprised solely of “outside directors” within the meaning of Internal Revenue Code Section 162(m)(4)(C) and Treasury Regulations Section 1.162-27(e)(3).

D.	Manager: The person to whom the Participant reports directly.

E.
Participant: A full-time employee of the Bank as defined by the terms of the Bank’s Employee Handbook who is exempt from the application of the overtime provisions of the Fair Labor Standards Act and who is recommended by the President and approved by the Committee to participate in the Plan.

F.	Plan: This Oritani Bank Executive Officer Annual Incentive Plan, as may be amended or supplemented from time-to-time.

G.	Plan Year: The 12-month period from October 1 to September 30 each year.

H.	President: The Chief Executive Officer of the Bank.

III.	ADMINISTRATION

A.	The Plan, as adopted by the Committee on August 20, 2008 is effective for the Plan Year beginning October 1, 2008.

B.
With respect to any employees whose compensation is subject to Code Section 162(m), the Plan shall be administered by the Committee, and with respect to any employees whose compensation is not subject to Code Section 162(m), the Plan shall be administered by the President, subject to any requirements for review and approval by the Committee. The Committee shall keep the Board apprised of any amendments to the Plan. The Vice President of Human Resources shall be the President’s designee until there is a written communication by the President naming other(s) to fulfill that duty. In all areas not specifically reserved by the Committee for its review and approval, decisions of the President or his designee concerning the Plan shall be binding on the Bank and on all Participants.

C.
With respect to any employees whose compensation is subject to Code Section 162(m), the Committee has the full power and authority to interpret and administer the Plan, and with respect to any employees whose compensation is not subject to Code Section 162(m), the President shall interpret and administer the Plan, in each case with the following specific rights and duties:

1.	To adopt, amend, and rescind administrative guidelines, rules and regulations pertaining to the Plan.

2.	To accept, modify or reject recommendations of the Managers to set final awards.

3.	To interpret and rule on any questions pertaining to any provisions of the Plan.

4.	To retain all such other powers as may be necessary to discharge the duties and responsibilities herein.

Notwithstanding the foregoing, matters specifically affecting the President shall be handled by the Committee.

D.	The President will be responsible for ensuring effective communication of Plan provisions each year.

E.
Nothing contained in this Plan shall be construed as a contract of employment between the Bank and a Participant, or as a right of a Participant to be continued in the employment of the Bank, or as a limitation of the right of the Bank to discharge a Participant with or without cause. In addition, no Participant shall have a vested right to any monies due under this Plan until payment is actually received by Participant.

IV.	ELIGIBILITY

A.
Employees in positions determined to have a measurable impact on Bank results and for whom incentive participation is consistent with competitive practice may be eligible for participation in the Plan.

B.
Before the beginning of each Plan Year, the President will select, for approval by the Committee, those positions which will be eligible for awards granted under the terms of the Plan. Eligibility may vary from year-to-year.

C.
Eligible positions are listed in Schedule A, incorporated by reference, which may be updated annually or more frequently, as appropriate. Incumbents in these positions are Participants in the Plan unless otherwise noted in Schedule A.

D.	New employees deemed eligible for Plan participation by the President will be considered eligible immediately upon date of hire with awards, if any, pro-rated in accordance with Section IX(H) hereof.

V.	INDIVIDUAL AWARD OPPORTUNITIES

A.	The President shall recommend to the Committee for its approval the award levels which shall be used to calculate awards earned by Plan Participants.

B.
Award levels shall be expressed as a percent of the base salary of each Participant for the Plan Year. The maximum award level will not exceed 100% of a Participant’s base salary for the year and the minimum award level is 0% of base salary.

C.
Each position shall have an assigned threshold, target, and maximum award opportunity level. The range of award opportunities for each Plan Participant is included in Schedule A, which is incorporated by reference. This Schedule A may be amended or otherwise modified from year-to-year by the Committee.

VI.	OBJECTIVE SETTING

A.
The President shall recommend to the Committee Bank-wide performance goals that incentive payments to Participants shall be based upon, either in their entirety or selectively. Individual and/or group performance measures and goals may be developed by Participants in collaboration with their Managers. The Bank-wide performance goals will specify target performance levels as well as the achievement levels required to receive threshold and maximum incentive award amounts. Target performance goal(s) shall be designed to be attainable, but not without significant effort. Maximum performance goal(s) shall be established as goal(s) representing a “reach” for the Bank and/or the group or individual as applicable.

B.
The Committee shall review and have final approval over the Bank-wide performance measures and goals for all Participants, including the President. Individual and/or group performance measures and goals for Participants other than the President will be reviewed and approved by the Participant’s and/or group’s manager.

C.
No later than 90 days after the commencement of any performance period or the Plan Year to which the performance goals relate, but in no event after 25% of the performance period has elapsed and the outcome of the performance is substantially uncertain at the time the goal is established, the Committee shall establish, in writing, the method for computing the amount of awards that will be granted under the Plan if the performance goals for such Plan Year are attained in whole or in part. Such method shall be stated in terms of an objective formula that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goal, and such formula may be different for each Participant or group of Participants. However, the Committee may exercise discretion in reducing the amount that would otherwise be payable hereunder, in accordance with Treasury Regulations Section 1.162-27(e)(2)(iii)(A). The written performance goals for the Plan Year shall be based on any of the following measurement criteria, either alone or in combination, on either a consolidated or business unit level, and which shall include or exclude the effect of discontinued operations, acquisitions expenses, restructuring expenses, tax benefits or other benefits, or other expenses or events, as the Committee may determine:

•	earnings per common share (basic or diluted)
•	cash earnings per common share (basic or diluted)
•	net income (either before or after taxes)
•	net interest income
•	non-interest income
•	operating expense to average assets ratio
•	efficiency ratio
•	cash efficiency ratio
•	return on average assets
•	return on average stockholders’ equity
•	return on average tangible stockholders’ equity
•	deposit growth
•	loan growth
•	fee income growth
•	net interest margin

•	net interest spread
•	customer satisfaction
•	price per share of stock
•	market share

In addition, performance goals may include strategic or operational business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, including acquiring or developing new business lines, or goals relating to capital raising and capital management. Any performance goals may be measured on an absolute or relative industry basis and may be expressed in terms of a progression within a specified range. The criteria on which a performance goal may be based may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financial activities; expenses for restructuring; productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and the aggregate effects of acquisitions or divestitures, or such other items as the Committee may reasonably determine. Any such individual performance criterion or combination of such criteria may apply to the Participant’s award in its entirety or to any designated portion or portions of the award, as the Committee may determine.

D.	Changing the measures of Bank-wide performance or changing the achievement levels of Bank-wide performance will require approval of the Committee.

VII.	OBJECTIVE WEIGHTING

Actual incentive awards under the Plan will be based on (i) Bank-wide performance results, and (ii) individual and/or group performance results, if applicable or appropriate. The relative weighting of Bank performance may vary.

VIII.	PERFORMANCE MEASUREMENT

A.	Performance against goals will be measured by the Committee as soon as practicable following the close of the Plan Year.

B.	Group and/or individual performance, where applicable, will be measured by each Participant’s Manager.

C.
Any award that is intended to qualify as “performance-based” compensation within the meaning of Code Section 162(m) is contingent upon the Committee’s annual certification in writing that the performance goals and another other material terms applicable to the award were, in fact, satisfied, in accordance with the applicable Treasury Regulations under Code Section 162(m). No payments of any such awards shall be made unless and until such written certification has been made by the Committee.

IX.	AWARD DETERMINATION

A.
Aggregate performance of Bank-wide goals, individual and/or group goals, where applicable will be used to determine the Participant’s awards. There will be no payout to Participants for Bank-wide goals if results on all Bank-wide goals fall below the threshold level. Should the Bank not meet all of its Bank-wide goals, Participants who have attained at least an overall performance rating of 3.0 will be paid an incentive award based on their individual performance component.

B.
A Participant’s overall performance as rated in his/her last performance evaluation must be rated at least a 3.0 in order to receive an incentive payment. However, regardless of his or her overall rating, a Participant with a written performance warning in his or her employment file who does not also have corresponding documentation from his or her manager in his/her employment file evidencing acceptable improvement in the Participant’s performance prior to the payment of the award shall not receive any incentive payment. Participants who are on official leaves of absence and who have an executed 90-day follow-up performance evaluation (for newly hired employees) or annual performance evaluation shall not be eligible to receive incentive payments.

C.
Participants that have attained an “Exceeds Requirements” or “Outstanding” rating in their performance evaluation may receive an additional 3% to 6%, respectively, of their base salary added to their Plan award. For Participants with salary changes during the Plan year, the additional 3% to 6% payment will be based on the base salary as of the conclusion of the Plan year.

D.
Recommendations will be made to the Committee regarding the actual Bank-wide performance and the associated level of payments on or before October 31 of each Plan Year, or as soon as practicable following the conclusion of the Plan Year. Such recommendation shall be based on achieved levels of performance, measured against the performance objectives adopted for each portion of the award.

E.
Plan Participants, including the President, will receive a cash payment of the award as soon as practicable after the final approval by the Committee; provided, however, that all incentive awards under this Plan shall be calculated and paid to Participants, in all events, within 2 ½ months after the close of the Plan Year for which the award is made, such that the payment qualifies as a “short term deferral” under Code Section 409A.

F.	Awards earned may vary from the target award defined for each Plan Participant according to performance achieved by the Bank, and where applicable by the group or individual.

G.
Payments may vary from the assigned threshold, target, and maximum award opportunity level as indicated in Schedule A if the Committee determines at the end of the Plan year that an adjustment to the schedule would better serve the purposes of the Plan.

H.
Individuals who are hired during the Plan Year, but in no event after June 30 of that year, to fill eligible positions will receive prorated incentive payments based on length of time worked. To receive such payments, the newly hired employee must have an executed 90-day follow-up performance evaluation and have received at least a “Meets Requirements” rating. The final incentive payment will be calculated on a calendar day basis.

I.
If a Participant’s rank or assignment from one tier to another as indicated in Schedule A is changed, the incentive payment may be determined on pro rata basis according to that portion of the Plan Year worked in each eligible position.

J.
If a Participant is promoted and their incentive compensation opportunity, as indicated in Schedule A, does not change, the incentive payment may be determined on a pro rata basis according to that portion of the Plan Year Participant worked in each eligible position.

K.	Incentive payments for Participants who are non-officers shall be calculated using the base salary of the end of the Plan year without regard to prorating.

L.
If a Participant other than the President dies, the payment may be awarded based upon the judgment of the President. The final payment may be made after approval by the Committee following the conclusion of the Plan Year. If the President dies, the payment may be awarded based upon the judgment of the Board. The final payment may be made after approval by the Board following the conclusion of the Plan Year.

M.
If, prior to the payment of an award, (i) the employment of a Participant is terminated by the Bank or (ii) the participant leaves the Bank voluntarily, no incentive award will be made or payable under this Plan, except in the discretion of the Committee (or in the case of the President, the Board).

N.	All applicable withholdings (such as income and employment taxes) shall be deducted from all awards made under this Plan.

X.	AMENDMENTS

The Committee reserves the right to amend, modify, or terminate the Plan at any time and for any reason. All amendments to the Plan shall be made in writing and shall be effective when approved by the Committee. Notwithstanding the foregoing, amendments affecting the President shall be approved by the Board.

XI.	SHAREHOLDER APPROVAL

Payment of any awards under this Plan shall be contingent upon the affirmative vote of at least a majority of the votes cast, without regard to broker non-votes, of shareholders of Oritani Financial Corp (the “Company”). Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan that is intended to qualify as “performance-based” compensation within the meaning of Code Section 162(m). To the extent necessary for purposes of Code Section 162(m), the Plan shall be resubmitted to the Company’s shareholders for their re-approval with respect to awards payable for the taxable years of the Company commencing on or after the fifth anniversary of initial shareholder approval.

XII.	OTHER PROVISIONS

The provisions of the Plan shall be governed by the laws of the State of New Jersey.

REVOCABLE PROXY

Oritani Financial Corp.

ANNUAL MEETING OF STOCKHOLDERS
November 21, 2008
9:00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors (other than the nominees for directors set forth below) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675 on November 21, 2008, at 9:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, AN EXECUTED PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE PROXY COMMITTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

ORITANI FINANCIAL CORP. – NOVEMBER 21, 2008 9:00 A.M.

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

https://www.oritani.com

You can vote in one of three ways:

1. Call **toll free 1-866-860-0410** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/orit** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6130

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
Oritani Financial Corp.

Annual Meeting of Stockholders
NOVEMBER 21, 2008

	For	Withhold All	For All Except
1. To elect two persons to serve as directors of Oritani Financial Corp., each for a three-year term.	☐	☐	☐

Nominees:
(01) James J. Doyle, Jr. (02) John J. Skelly, Jr.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

	For	Against	Abstain
2. To approve the Executive Officer Annual Incentive Plan.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Oritani Financial Corp. for the fiscal year ending June 30, 2009.	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3 listed above.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated October 15, 2008, and audited financial statements.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., November 21, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., November 21, 2008.

1-866-860-0410

Vote by Internet

anytime prior to 3:00 a.m., November 21, 2008 go to

https://www.proxyvotenow.com/orit

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS: **http://www.oritani.com**

Your vote is important!